EXHIBIT 10.1*

SECOND AMENDMENT

TO AMENDED AND RESTATED LICENSE AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED LICENSE AGREEMENT (the “Second Amendment”), entered into as of the 30 day of September, 2012, between TOMMY HILFIGER LICENSING, LLC, having an address at 601 West 26th Street, New York, New York 10001 (“Licensor”), and MOVADO GROUP, INC., having its offices at 650 From Road, Paramus, New Jersey 07652 (“MGI”) and SWISSAM PRODUCTS LIMITED, having its offices at 5th Floor, Alexander House, 18 Charter Road, Hong Kong (“SPL”, and together with MGI, “Licensee”).

W I T N E S S E T H :

WHEREAS, Licensor and Licensee entered into an Amended and Restated License Agreement, dated September 16, 2009, which has been amended by an amendment dated January 11, 2010 (hereinafter, collectively, the “License”); and

WHEREAS, the parties have agreed to further amend the License as set forth herein;

NOW, THEREFORE, the parties hereto, in consideration of the mutual agreements herein contained and promises herein expressed, and for other good consideration acknowledged by each of them to be satisfactory and adequate, do hereby agree as follows:

1. All capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the License.

2. The Table of Contents of the License is hereby amended by replacing the titles of 6.9, 6.10 and EXHIBIT E as follows:

“6.9 Standards

6.10 Audit Requirement

EXHIBIT E STANDARDS”

3. Paragraph 1.24(b)(ii) of the License is hereby amended by deleting “Syria” from the list of countries comprising the Middle East.

4. Paragraph 2.1 of the License is hereby amended by adding the following words after the words “anywhere in the world” and at the end of the paragraph after the words “the Territory”:

“(other than in Myanmar (Burma), Cuba, Iran, North Korea, Sudan or Syria and in any jurisdiction or country if the manufacture of Licensed Products by Licensor, its parent, PVH Corp. (“PVH”) or their respective Affiliates in such jurisdiction or country would cause a violation of United States laws and regulations).”

*

CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED FROM EXHIBIT F AND EXHIBIT G AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (“1934 ACT”).

5. Paragraph 6.9 of the License is hereby amended by deleting it in its entirety and replacing it with the following:

“Standards. Licensee acknowledges that it has received, read and understands PVH’s publications “A Shared Commitment - Requirements for Our Business Partners” and “Statement of Corporate Responsibility” attached hereto as Exhibit E. Licensee shall conduct its business in compliance with the moral, ethical and legal standards set forth in such publication, as the same may from time to time be revised by PVH upon reasonable notice to Licensee (the “Standards”) and shall use its best efforts to cause all manufacturers, contractors, suppliers and business partners which manufacture Licensed Products or from whom Licensee obtains Licensed Products or materials for the manufacture of Licensed Products to abide by the Standards.”

6. Paragraph 6.10 of the License is hereby amended by deleting it in its entirety and replacing it with the following:

“Audit Requirement.

(a)

Audit. Prior to producing Licensed Products in a facility (whether directly produced or produced by or through a contractor, subcontractor or supplier), Licensee will arrange to have the facility audited for compliance with the Standards unless Licensor notifies Licensee in writing that it already has a current audit with respect to such facility that evidences compliance with the Standards. For the avoidance of doubt, any such current audit that evidences compliance with the Tommy Hilfiger Licensing, LLC Supplier Code of Conduct, previously comprising Exhibit E to the Agreement prior to this Second Amendment, shall be deemed to also evidence compliance with the Standards. Audits on each facility used must thereafter be conducted no less often than annually. Notwithstanding the foregoing, any future Audit must evidence compliance with the Standards. Each audit shall be conducted by a suitable independent third party auditor designated by Licensee and approved by Licensor and shall be conducted using the evaluation procedures and forms provided by Licensor from time to time. Licensee shall identify to Licensor in writing each facility in which it is proposed that any Licensed Product (or part thereof) be produced or which is to be re-audited and Licensor shall notify Licensee within forty five (45) days of Licensor’s receipt of the notice if Licensor has currently approved the facility for production and when re-audit is required. All audits shall be conducted at Licensee’s sole expense.

(b)

Approval. A comprehensive audit report prepared by the approved independent third party auditor shall be provided to Licensor, attention the Director of Licensee Compliance in PVH’s Global Human Rights & Social Responsibility Program, promptly upon its completion with respect to each facility proposed to be used for the production of Licensed Products (or parts

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thereof). Licensor shall have forty five (45) days from its receipt of an audit report to notify Licensee of its disapproval of the facility that is the subject thereof. If Licensor does not give notice to Licensee within such forty five (45) day period, the facility shall be deemed approved by Licensor. Licensor shall set forth in its notice of disapproval its reason(s) for disapproval in reasonable detail.

(c)

Use of Facility. Subject to Paragraph 6.10(a), unless and until Licensor approves such facility after receipt of an audit report as required by Paragraph 6.10 (b), the facility shall not be used for the production of Licensed Products. If Licensee (i) uses a facility that has not been approved in accordance herewith or that fails to improve after such audit report, or (ii) fails timely to cause an approved auditor to submit to Licensor an audit report evidencing continued compliance with the Standards when a re-audit of a facility is required in accordance with the terms hereof, or if Licensee or any of its manufacturers, contractors or suppliers with respect to Licensed Products shall, in Licensor’s reasonable determination, fail to abide by the Standards, Licensor’s remedy with respect to such breach of this Paragraph 6.10 and Paragraph 6.9, to the extent that Licensor is not otherwise damaged as a result of such breach, shall be to (y) hire an independent auditor of Licensor’s choosing who shall report directly to Licensor to conduct an independent assessment, and Licensee shall reimburse Licensor for all costs incurred in connection with such independent assessment and/or (z) require that Licensee terminate any further dealings with such non-compliant manufacturer, contractor or supplier in connection with the Licensed Products.

7. Paragraph 6.11 of the License is hereby amended by adding the following to the end of that Paragraph:

In the event Licensee has knowledge of, has reason to believe, or should have reason to know that any Third Party Manufacturer, Subcontractor or Supplier is in breach of the Third Party Manufacturing Agreement or Certification, as the case may be, and Licensee shall fail to notify Licensor of such breach as required hereunder and such failure by Licensee would reasonably be expected to adversely affect any of the image, prestige, value or ownership of the Trademarks, the Licensed Products or Licensor, then Licensor shall have the right to terminate this Agreement as provided in Section 15.2 hereof.

8. Paragraph 6.12 of the License is hereby amended by replacing the word “Code” with the word “Standards”.

9. Paragraph 6.13 of the License is hereby amended by replacing the word “Code” with the word “Standards”.

10. Paragraph 6.15 of the License is hereby amended by replacing the words “Tommy Hilfiger Supplier Code of Conduct” with the words “PVH’s publications “A Shared Commitment - Requirements for Our Business Partners and Statement of Corporate Responsibility”.

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11. Exhibit E of the License is hereby amended by deleting it in its entirety and replacing it with the attached Exhibit E.

12. Exhibit F of the License is hereby amended by deleting it in its entirety and replacing it with the attached Exhibit F.

13. Exhibit G of the License is hereby amended by deleting it in its entirety and replacing it with the attached Exhibit G.

14. This Agreement may be executed in counterparts. Transmission by electronic or digital means of an executed counterpart shall constitute delivery of the counterpart. This Agreement shall only take effect when all executed counterparts are exchanged or transmitted by Licensor and Licensee.

15. Except as modified hereby, all other paragraphs and provisions contained in the License shall remain in full force and effect and nothing contained herein shall alter them in any way and are hereby in all respects ratified and confirmed.

- Signature page to follow –

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IN WITNESS WHEREOF, Licensor and Licensee have executed this Second Amendment as of the date first above written.

TOMMY HILFIGER LICENSING, LLC

By:	/s/ Mark Fischer
Name:	Mark Fischer
Title:	SVP General Counsel

MOVADO GROUP, INC.

By:	/s/ Richard J. Coté
Name:	Richard J. Coté
Title:	President/COO

SWISSAM PRODUCTS LIMITED

By:	/s/ Timothy F. Michno
Name:	Timothy F. Michno
Title:	Director

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EXHIBIT E

A SHARED COMMITMENT

Requirements for our Business Partners

I.	Introduction

“A Shared Commitment” is our code of conduct for all of our business partners, including suppliers, contractors, vendors, licensees and agents. This code is of utmost importance to PVH Corp. and embodies our commitment to the workers who manufacture our products and their communities. Adherence to the human and labor rights standards in this code by those who seek to do business with us, and by their business partners in our supply chain, is a prerequisite for establishing or continuing a relationship with our company.

At PVH Corp., we actively seek business associations with those who share our values. Indeed, we cannot do business with any organization or individual that fails to adhere to these ideals in their operations or cause their business partners in our supply chain to do the same. We believe that by working together to see these standards enforced, our company and business partners can help achieve a genuine improvement in the lives of working people around the world and the communities in which they live.

This mission has been a guiding principle of our company for more than 130 years and it will guide us in the future and take precedence over any economic or business interests.

Emanuel Chirico

Chairman & Chief Executive Officer

Michael A. Shaffer

Executive Vice President and Chief Operating & Financial Officer

II.	Code Language

At PVH, we require our business partners to comply with the letter and spirit of all laws, rules and regulations relevant to the conduct of their business and, in particular, those of the countries in which workers are employed in the manufacturing of our products. When local law and the code differ or conflict, we expect them to apply the highest standard.

The following standards are prerequisites for all of our business partners & apply equally to their business partners in our supply chain.

EMPLOYMENT RELATIONSHIP

Our business partners are required to adopt and adhere to rules and conditions of employment that respect workers and, at a minimum, safeguard their rights under applicable national and international labor and social security laws and regulations.

NONDISCRIMINATION

Our business partners cannot discriminate in employment, including with regard to hiring, compensation, advancement, discipline, termination and retirement, whether on the basis of gender, race, religion, age, disability, sexual orientation, nationality, political opinion, social class or ethnic origin.

HARASSMENT AND ABUSE

Our business partners must treat employees with respect and dignity. No employee can be subjected to any physical, sexual, psychological or verbal harassment and/or abuse.

FORCED LABOR

Our business partners are prohibited from utilizing forced labor, whether in the form of prison labor, indentured labor, bonded labor or otherwise. Mental and physical coercion, slavery and human trafficking are prohibited throughout our supply chain.

CHILD LABOR

Employees of our business partners must be at least 15 years old or over the age required for completion of compulsory education in the country of manufacture, whichever is higher. Our business partners are also required to observe all legal requirements for the work of authorized minors, including those pertaining to hours of work, wages, work type and working conditions.

FREEDOM OF ASSOCIATION

Our business partners are required to recognize and respect the right of their employees to freedom of association and collective bargaining. Employees should be free to join organizations of their choice. Employees should not be subjected to intimidation or harassment in the exercise of their right to join or to refrain from joining any organization.

HEALTH AND SAFETY

Our business partners must provide a safe and healthy workplace designed and maintained to prevent accidents, illness and injury attributable to the work performed or the operation of the facility and machinery. In doing so, our business partners must comply with all national laws, regulations and best practices concerning health and safety in the workplace, as well as provide all required and appropriate workers compensation coverage in the event of injury or fatality.

COMPENSATION AND BENEFITS

Every worker has a right to compensation for a regular work week that is sufficient to meet the worker’s basic needs and provide some discretionary income. Our business partners must pay at least the minimum wage or the appropriate prevailing wage, whichever is higher, comply with all legal requirements on wages, and provide any fringe benefits required by law or contract. If the compensation paid does not meet the workers’ basic needs and provide some discretionary income, our business partners are required to take appropriate actions that seek to progressively realize a level of compensation that does.

HOURS OF WORK

Our business partners are prohibited from requiring their employees to work more than the regular and overtime hours permitted under the law of the country where they are employed. In no circumstance may regular hours exceed 48 hours in a week and, other than in exceptional circumstances, the sum of regular and overtime hours in a week cannot exceed 60 hours. Employees must have at least 24 consecutive hours of rest in every seven–day period.

Our business partners are not permitted to request overtime on a regular basis. All overtime must be consensual and compensated at a premium rate.

THE ENVIRONMENT

Our business partners are required to comply with all applicable environmental laws, rules and regulations at their facilities and in the communities in which they operate, particularly with respect to water, energy, hazardous chemicals, air quality and waste. Further, we expect our business partners to incorporate environmentally responsible practices into all of their activities that relate to their business with us.

STATEMENT OF CORPORATE RESPONSIBILITY

At PVH we are guided by the principle that success in business is dependent on putting “human” issues first. Indeed, we know that our company would not have grown as it has if we did not place the highest priority on making a genuine contribution to improving the quality of life and upholding the basic rights of our associates, their families and the communities in which we operate.

Statement Of Commitment To Our Associates

Our foremost concern, even in the most challenging economic climate, must be for our associates; the thousands of people who have made our company one of the most successful apparel and footwear manufacturers in the world today.

For over 100 years, our credo has been:

•	To conduct all business in keeping with the highest moral, ethical and legal standards.

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To recruit, train, and provide career advancement to all associates without regard to gender, race, religion, age, disability, sexual orientation, nationality, or social or ethnic origin. Diversity in the workplace will be encouraged. Bigotry, racism, and sexual or any other form of harassment will not be tolerated.

•	To maintain workplace environments that encourage frank and open communications.

•	To be concerned with the preservation and improvement of our environment.

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To be ever mindful that our dedication to these standards is absolute—it will not be compromised. We endeavor to consider the environmental impacts of the materials used in the manufacturing and packaging our apparel, footwear and other products. Our efforts include or will include the following:

A Shared Responsibility

This commitment must be shared by the companies with which we do business.

We categorically state:

•	We will not discriminate based on race, gender, religion or sexual orientation, and we will not do business with any company that does.

•	We will treat our employees fairly with regard to wages, benefits and working conditions including a safe and healthy environment and we will not do business with any company that does otherwise.

•	We will never violate the legal or moral rights of employees in any way, and we will not do business with any company that does.

•	We will only do business with companies who share our commitment to preserving and improving the environment.

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We will never employ children in our facilities, nor will we do business with any company that makes use of child labor. Our employees and those of our partners and vendors must be over the applicable minimum legal age requirement, or be at least 15 years old (or 14 years old where the law of the country of manufacture allows), or older than the age for completing compulsory education in the country of manufacture, whichever is greater.

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PVH is committed to an ongoing program of monitoring all our facilities and those of companies with whom we do business in accordance with our code of conduct, “A Shared Commitment”. This code defines PVH standards and values, which must be upheld in our facilities and those of our supplies, contractors and business partners.

A Commitment To People

The history of PVH, over the course of more than a century, represents a proud tradition of genuine commitment to people:

•	An absolute commitment to and respect for the dignity of all our associates without regard to race, gender, religion or sexual orientation.

•	Support for continuing education for our associates and their families.

•	Charitable contributions, financial, in kind and volunteer support to the communities in which we operate.

•	Loans and gifts to associates in need.

•	Firm commitment to policies that support and foster family work/life balance.

•	Demand that the people we do business with adhere to the same high standards which have guided our company for more than a century.

EXHIBIT F

MINIMUM SALES LEVELS

MINIMUM SALES OF LICENSED PRODUCTS

(EXCLUSIVE OF JEWLERY PRODUCTS)

ANNUAL PERIOD	GLOBAL MINIMUM SALES LEVEL (Inclusive of U.S.)
April 1, 2009 – March 31, 2010	*
April 1, 2010 – March 31, 2011	*
April 1, 2011 – March 31, 2012	*
April 1, 2012 – March 31, 2013	*
April 1, 2013 – March 31, 2014	*

EXTENSION TERM (IF APPLICABLE)

MINIMUM SALES OF LICENSED PRODUCTS

(EXCLUSIVE OF JEWLERY PRODUCTS)

EXTENSION TERM ANNUAL PERIOD	EXTENSION TERM GLOBAL MINIMUM SALES LEVEL (Inclusive of U.S.)
April 1, 2014 – March 31, 2015	*
April 1, 2015 – March 31, 2016	*
April 1, 2016 – March 31, 2017	*
April 1, 2017 – March 31, 2018	*
April 1, 2018 – March 31, 2019	*

MINIMUM SALES OF JEWELRY PRODUCTS

ANNUAL PERIOD	GLOBAL MINIMUM SALES LEVEL (Inclusive of U.S.)
April 1, 2009 – March 31, 2010	*
April 1, 2010 – March 31, 2011	*
April 1, 2011 – March 31, 2012	*
April 1, 2012 – March 31, 2013	*
April 1, 2013 – March 31, 2014	*

*	CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

EXTENSION TERM (IF APPLICABLE)

MINIMUM SALES OF JEWELRY PRODUCTS

EXTENSION TERM ANNUAL PERIOD	EXTENSION TERM GLOBAL MINIMUM SALES LEVEL (Inclusive of U.S.)
April 1, 2014 – March 31, 2015	*
April 1, 2015 – March 31, 2016	*
April 1, 2016 – March 31, 2017	*
April 1, 2017 – March 31, 2018	*
April 1, 2018 – March 31, 2019	*

*	CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

EXHIBIT G

GUARANTEED MINIMUM ROYALTY

GUARANTEED MINIMUM ROYALTY OF LICENSED PRODUCTS

(EXCLUSIVE OF JEWLERY PRODUCTS)

ANNUAL PERIOD	GLOBAL MINIMUM ROYALTY
April 1, 2009 – March 31, 2010	*
April 1, 2010 – March 31, 2011	*
April 1, 2011 – March 31, 2012	*
April 1, 2012 – March 31, 2013	*
April 1, 2013 – March 31, 2014	*

EXTENSION TERM (IF APPLICABLE)

GUARANTEED MINIMUM ROYALTY OF LICENSED PRODUCTS

(EXCLUSIVE OF JEWLERY PRODUCTS)

EXTENSION TERM ANNUAL PERIOD	EXTENSION TERM GLOBAL MINIMUM ROYALTY
April 1, 2014 – March 31, 2015	*
April 1, 2015 – March 31, 2016	*
April 1, 2016 – March 31, 2017	*
April 1, 2017 – March 31, 2018	*
April 1, 2018 – March 31, 2019	*

GUARANTEED MINIMUM ROYALTY OF JEWELRY PRODUCTS

ANNUAL PERIOD	GLOBAL MINIMUM ROYALTY
April 1, 2009 – March 31, 2010	*
April 1, 2010 – March 31, 2011	*
April 1, 2011 – March 31, 2012	*
April 1, 2012 – March 31, 2013	*
April 1, 2013 – March 31, 2014	*

*	CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

EXTENSION TERM (IF APPLICABLE)

GUARANTEED MINIMUM ROYALTY OF JEWELRY PRODUCTS

EXTENSION TERM ANNUAL PERIOD	EXTENSION TERM GLOBAL MINIMUM ROYALTY
April 1, 2014 – March 31, 2015	*
April 1, 2015 – March 31, 2016	*
April 1, 2016 – March 31, 2017	*
April 1, 2017 – March 31, 2018	*
April 1, 2018 – March 31, 2019	*

*	CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT